
<ARTICLE> 5
<LEGEND>
THIS FINANCIAL DATA SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED
FROM THE CONSOLIDATED FINANCIAL STATEMENTS OF POGO PRODUCING COMPANY, INCLUDING
THE CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 1996 AND THE CONSOLIDATED
STATEMENTS OF INCOME FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1996, AND IS
QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH CONSOLIDATED FINANCIAL
STATEMENTS.
</LEGEND>
<RESTATED>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               DEC-31-1996
<CASH>                                           3,054
<SECURITIES>                                         0
<RECEIVABLES>                                   65,058
<ALLOWANCES>                                         0<F1>
<INVENTORY>                                      6,165
<CURRENT-ASSETS>                                74,918
<PP&E>                                       1,199,488
<DEPRECIATION>                                 814,623
<TOTAL-ASSETS>                                 479,242
<CURRENT-LIABILITIES>                           68,247
<BONDS>                                        246,230
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                        33,321
<OTHER-SE>                                      73,961
<TOTAL-LIABILITY-AND-EQUITY>                   479,242
<SALES>                                        204,142<F2>
<TOTAL-REVENUES>                               203,977
<CGS>                                           37,628<F3>
<TOTAL-COSTS>                                   37,628<F3>
<OTHER-EXPENSES>                               105,241<F4>
<LOSS-PROVISION>                                     0<F5>
<INTEREST-EXPENSE>                              13,203
<INCOME-PRETAX>                                 52,381
<INCOME-TAX>                                    18,800
<INCOME-CONTINUING>                             33,581
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                  (821)
<CHANGES>                                            0
<NET-INCOME>                                    32,760
<EPS-PRIMARY>                                     0.99
<EPS-DILUTED>                                     0.95

<F1>This amount is not disclosed on the face of the Consolidated Financial
Statements due to the lack of materiality, but is included as a contra-asset in Accounts Recievable.
<F2>Does not include Gains or Losses on Property Sales.
<F3>Includes Lease Operating Expense, but excludes General and Administrative,
Exploration, Dry Hole and Impairment and Depreciation, Depletion and
Amortization Expenses.
<F4>Includes General and Administrative, Exploration, Dry Hole and Impairment and
Depreciation, Depletion and Amortization Expenses.
<F5>This amount is not disclosed on the face of the Consolidated Financial
Statements due to a lack of materiality, but is included in Oil and Gas
Revenues.

